QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-2 (File No. 333-106033) of Cambridge Heart, Inc. of our opinion dated June 11, 2003, which is Exhibit 5.1 thereto and to the use of our firm name under the caption "Legal Matters" in the prospectus forming a part of such Registration Statement, as amended.

                            /s/ Hale and Dorr LLP

Boston, Massachusetts
September 29, 2003

QuickLinks

CONSENT